UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

EROS INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

Isle of Man	Not Applicable
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

550 County Avenue Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

 Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

A Ordinary Shares, GBP 0.30 par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333- 180469

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

The description of the Registrant’s A Ordinary Shares, par value GBP 0.30 per share (the “A Ordinary Shares”), required by this Item is contained in the Registrant’s registration statement on Form F-1 (Registration No. 333-180469) initially filed with the Securities and Exchange Commission on March 30, 2012, as amended and as may be subsequently amended from time to time (the “Registration Statement”) under the caption “Description of Share Capital” and is incorporated herein by reference. The description of the A Ordinary Shares included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933 that constitutes a part of the Registration Statement shall also be deemed to be incorporated herein by reference.

Item 2.   Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EROS INTERNATIONAL PLC

Date: November 5, 2013	By:	/s/ Jyoti Deshpande
Jyoti Deshpande
Group Chief Executive Officer and Managing Director